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                                                                        99(a)(2)
                SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF

bank leumi USA [LOGO]         UNLIMITED GUARANTY
Member FDIC

      In consideration of financial accommodations given or to be given or continued to PEC Acquisition Corporation herein called "Borrower." by BANK LEUMI USA herein call "Bank," the undersigned irrevocably and unconditionally guarantee to the Bank, payment when due, whether by acceleration or otherwise, of any and all liabilities of the Borrower to the Bank, together with all interest thereon and all attorneys' fees, costs and expenses of collection incurred by the Bank in enforcing any of such liabilities.

      The term "liabilities of the Borrower" shall include all liabilities, direct, indirect or contingent, joint, several or independent, of the Borrower now or hereafter existing, due or to become due to, or held or to be held by, the Bank for its own account or as agent for another or others, whether created directly or acquired by assignment or otherwise.(1)

      The undersigned waive notice of acceptance of this guaranty and notice of any liability to which it may apply, and waive presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking other action by the Bank against, and any other notice to, any party liable thereon (including the undersigned).

      The Bank may at any time and from time to time (whether or not after revocation or termination of this guaranty) without the consent of, or notice to, the undersigned, without incurring responsibility to the undersigned, without impairing or releasing the obligations of the undersigned hereunder, upon or without any terms or conditions and in whole or in part:

      (1) change the manner, place or terms of payment, and/or exchange or extend the time of payment of, renew or alter, any liability of the Borrower, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the liabilities of the Borrower as so changed, extended, renewed or altered;

      (2) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the liabilities hereby guaranteed or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

      (3) exercise or refrain from exercising any rights against the Borrower or others (including the undersigned) or otherwise act or refrain from acting;

      (4) settle or compromise any liability hereby guaranteed, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Bank and the undersigned; and

      (5) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Bank regardless of what liability or liabilities of the Borrower remain unpaid.

      No failure by the Bank to file, record or otherwise perfect any lien or security interest, nor any improper filing or recording, nor any failure by the Bank to insure or protect any security nor any other dealing (or failure to deal) with any security by the Bank, shall impair or release the obligations of the undersigned hereunder.

      No invalidity, irregularity or unenforceability of all or any part of the liabilities hereby guaranteed or of any security therefor shall affect, impair or be a defense to this guaranty, and this guaranty is a primary obligation of the undersigned.

      This guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. As to each of the undersigned, this guaranty shall continue until written notice of revocation signed by such undersigned, or until written notice of the death of such undersigned (which shall be deemed a notice of revocation hereunder) shall in each case have been actually received by the Bank, notwithstanding a revocation by, or the death of, or complete or partial release for any cause of, any one or more of the remainder of the undersigned, or of the Borrower or of any one liable in any manner for the liabilities hereby
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guaranteed or for the liabilities (including those hereunder) incurred directly or indirectly in respect thereof or hereof, and notwithstanding the dissolution, termination or increase, decrease or change in personnel of any one or more of the undersigned which may be corporations or partnerships. Written notice as above provided shall be the only means of revocation or termination of this guaranty, notwithstanding the fact that for periods of time there may be no outstanding liabilities of the Borrower. No revocation or termination hereof shall affect in any manner the effectiveness and applicability of this guaranty, or any rights of the Bank or the obligations of the undersigned hereunder, with respect to (a) liabilities of the Borrower which shall have been created, contracted, assumed or incurred prior to receipt by the Bank of written notice of such revocation or termination, (b) all extensions, renewals or modifications of any of the liabilities referred to in (a) above made after receipt by the Bank of such written notice, or (c) liabilities of the Borrower which shall have been created, contracted, assumed or incurred after receipt by the Bank of such written notice pursuant to any contract entered into by the Bank prior to its receipt of such notice or which are otherwise related to or connected with liabilities of the Borrower theretofore arising or transactions theretofore entered into.

(2)

      All property of the undersigned shall be held by the Bank subject to a lien and as security for any and all liabilities of the undersigned. The term "property of the undersigned" shall include all property of every description, now or hereafter in the

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possession or custody of or in transit to the Bank for any purpose, including safekeeping, collection or pledge, for account of the undersigned, or as to which the undersigned may have any right or power. The balance of every account of the undersigned with, and each claim of the undersigned against, the Bank existing from time to time, shall be subject to a lien and subject to be set off against any and all liabilities of the undersigned, and the Bank may at any time or from time to time at its option and without notice appropriate and apply toward the payment of any of the liabilities of the undersigned the balance of each such account of the undersigned with, and each such claim of the undersigned against, the Bank. The term "property of the undersigned" shall also include any and all book-entry U.S. Treasury bills and other book-entry securities purchased on behalf of the undersigned and maintained in an account at the Bank, which may have a related account at a bank which is a member of the Federal Reserve System. The undersigned authorizes the Bank to serve as its bailee and agent with respect to the aforementioned book-entry Treasury bills and other book-entry securities and to take such action and to execute and deliver such documents on behalf of the undersigned as the Bank deems necessary or desirable in order to perfect the Bank's security interest therein. The undersigned hereby gives notice to the Bank, in the Bank's capacity as bailee and agent, of the Banks security interest in the aforementioned book-entry Treasury bills and other book-entry securities. The Bank may at any time and from time to time, without notice, transfer into its own name or that of its nominee any of the property of the undersigned.

      Upon the happening of any of the following events: insolvency of the Borrower or the undersigned, or suspension of business of the Borrower or the undersigned, or the issuance of any warrant of attachment(3) against any of the property of the Borrower or(4) the undersigned(5), or the making by the Borrower or the undersigned of an assignment for the benefit of creditors, or a trustee or receiver being appointed for the Borrower or the undersigned or for any property of either of them, or any proceeding being commenced by or against the Borrower or the undersigned under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute(6), then and in any such event, and at any time thereafter, the Bank may, without notice to the Borrower(7) the undersigned, make the liabilities of the Borrower to the Bank, whether or not then due, immediately due to and payable hereunder as to the undersigned, and the Bank shall be entitled to enforce the obligations of the undersigned hereunder.

      Upon nonpayment when due of any of the liabilities of the Borrower or the undersigned to the Bank, the Bank may immediately or at any time or times thereafter without demand or notice to the Borrower or the undersigned and without advertisement, all of which are hereby expressly waived, sell, resell, assign and deliver all or part of said "property of the undersigned" at any Brokers' Board or Exchange, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith may grant options. Upon each such sale the Bank may purchase the whole or any part of such property, free from any right of redemption, which is hereby waived and released.

      In the case of each such sale, or of any proceedings to collect any liabilities of the undersigned, the undersigned shall pay all costs and expenses of every kind for collection, sale or delivery, including reasonable attorneys' fees, and after deducting such costs and expenses from the proceeds of sale or collection, the Bank may apply any residue to pay any liabilities of the undersigned, who shall continue liable for any deficiency, with interest.

      If claim is ever made upon the Bank for repayment or recovery of any amount or amounts received by the Bank in payment or on account of any of the liabilities of the Borrower and the Bank repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any of its property, or (b) any settlement or compromise of any such claim effected by the Bank with any such claimant (including the Borrower), then and in such event the undersigned agree that any such judgment, decree, order, settlement or compromise shall be binding upon the undersigned, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any liability of the Borrower, and the undersigned shall be and remain liable to the Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Bank.

      No delay on the part of the Bank in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder, and no modifications or amendment of this guaranty, shall be deemed to be made by the Bank unless the same shall be in writing, duly signed on behalf of the Bank, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Bank or the obligations of the undersigned to the Bank in any other respect at any other time.

      The term "Bank" as used throughout this instrument shall be deemed to include the BANK LEUMI USA, and all its agencies, branches and departments wherever located.

      Whenever in this instrument the words "attorneys' fees" are used, such fees shall be the reasonable value of the services of the attorneys. The term "Borrower" as used throughout this instrument shall be deemed to include any (a) successor partnership or partnerships if the Borrower is a partnership, and (b) corporation or corporations which succeed to all or substantially all of the assets or business of the Borrower by merger, consolidation or sale of assets if the Borrower is a corporation.

      This guaranty and the rights and obligations of the Bank and of the undersigned hereunder shall be governed and construed in accordance with the laws of the State of New York; and this guaranty is binding upon the undersigned, his, their or its executors, administrators, successors, or assigns, and shall inure to the benefit of the Bank, its successors or assigns. The undersigned hereby irrevocably submits to the jurisdiction of any New York State or Federal Court located in New York City over any action or proceeding arising out of any dispute between the undersigned and the Bank, and the undersigned further irrevocably consents to the service of any process in any such action or proceeding by the mailing of a copy of such process to the undersigned at the address set forth below.

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      The undersigned, if more than one, shall be jointly and severally liable hereunder, and the term "undersigned" wherever used herein shall mean the undersigned or any one or more of them. Any one signing this guaranty shall be bound hereby, whether or not any one else signs this guaranty at any time.

Dated: New York, New York

the 26th day of October, 1999

(Individuals sign below)

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(Address)

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(Address)


(Corporation or Partnerships sign below)

                      Discount Investment Corporation Ltd.
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                      (Name of Corporation or Partnership)

By: /s/ Yoram Turbowicz
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    Yoram Turbowicz                                                      (Title)
    President and CEO

By: /s/ Joseph Boock
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    Joseph Boock                                                         (Title)
    Vice President - Finance

14 Beth Hashoeva Lane
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(Address) Tel Aviv, Israel 65814

                             Signature(s) Guaranteed

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                                 (Name of Bank)

By: /s/ Shlomo Cohen
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                             (Authorized Signature)

                             Shlomo Cohen, Advocate
                                License No. 7137
                             14 Beth Hashoeva Lane
                                Tel Aviv, Israel

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                         RIDER TO UNLIMITED GUARANTY OF
             DISCOUNT INVESTMENT CORPORATION DATED OCTOBER 26, 1999

      The following text shall be inserted in the Unlimited Guaranty of Discount Investment Corporation Ltd., dated October 26, 1999, at the similarly numbered place in such guaranty:

(1) pursuant to promissory note of Borrower in the original principal amount of $125,000,000 executed by the Borrower in favor of the Bank on October 18, 1999.

(2) You agree that all payments to be made to the Bank will be made free and clear of, and without deduction for or on account of, any present or future "Foreign Taxes" (as defined below). You further agree that, if any Foreign Taxes are required to be withheld from any amounts payable to the Bank, the Bank may, in its sole and absolute discretion increase the amounts payable by you to the Bank to the extent necessary to yield to the Bank (after payment of all Foreign Taxes) the full amounts which the Bank would have received had the payments not been subject to Foreign Taxes. "Foreign Taxes" means any income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or government (or by a political subdivision or taxing authority thereof) other than the United States of America or any political subdivision or taxing authority thereof with respect to the payments.

(3)   in the aggregate amount in excess of $1,000,000

(4) in the aggregate amount in excess of $5,000,000 against any of the property of

(5) , which warrant of attachment shall not be released, discharged, dismissed, stayed or fully bonded for a period of 30 days or more after its issue,

(6) (exclusive of the merger of the Borrower into PEC Israel Economic Corporation, a Maine Corporation) and, with respect to the commencement of any such proceedings without the consent of the Borrower or the undersigned, such proceedings shall continue undischarged for a period of 60 days,

(7)   but with notice to

                                             DISCOUNT INVESTMENT
                                             CORPORATION, LTD


                                             By: /s/ Yoram Turbowicz